Contact:  Robert W. Krick                  For Immediate Release:   May 22, 2002
          610-337-1000, ext. 3141



AMERIGAS PARTNERS APPOINTS PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT AUDITOR

VALLEY FORGE, Pa., May 22 -- AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), announced that its Board of Directors has appointed PricewaterhouseCoopers (PwC) as the partnership's independent auditor for the fiscal year ending September 30, 2002. After extensive evaluation, the Board selected PwC based on its experience in the energy industry and the quality of the professionals assigned to AmeriGas' account.

PwC replaces Arthur Andersen LLP as AmeriGas' independent auditor. The decision to change auditors was not the result of any disagreement between the partnership and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

AmeriGas' chairman Lon R. Greenberg said, "We look forward to working with PwC as our independent auditor. Although Andersen has served us very well, always thorough, responsive, independent and professional, we believe the changes occurring within Andersen will prevent the firm from continuing to serve our needs."

AmeriGas Partners is the nation's largest retail propane marketer. UGI Corp. (NYSE: UGI) through subsidiaries owns 51% of the partnership and individual unitholders own the remaining 49%.

Comprehensive information about AmeriGas is available on the Internet at HTTP://WWW.AMERIGAS.COM.

C-5                                ###                                  05/22/02